SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) – December 14, 2006

TRIAD HOSPITALS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-14695	75-2816101
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5800 Tennyson Parkway Plano, Texas	75024
(Address of Principal Executive Offices)	(Zip Code)

(214) 473-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

(e) On December 14, 2006, the Compensation Committee of the Board of Directors of Triad Hospitals, Inc. (the “Company”) approved a new employment agreement (the “Agreement”) between the Company and James D. Shelton, the Company’s Chairman of the Board, President and Chief Executive Officer, effective as of December 15, 2006. The Agreement replaces Mr. Shelton’s prior employment agreement with the Company dated as of September 1, 2003 (the “Prior Agreement”). The Agreement has a one–year term, subject to automatic renewal for additional one-year periods unless either party gives notice of non-renewal at least 90 days prior to the end of the term.

The Agreement provides for a minimum annual salary of $1,575,800, subject to review by the Compensation Committee at least annually for possible increase, as well as participation in all incentive compensation plans and programs, savings and retirement plans and programs and welfare benefit plans and programs maintained by the Company and applicable generally to senior executives. The Agreement also provides for reasonable use by Mr. Shelton of the Company’s aircraft for personal trips when such aircraft are not otherwise needed for business purposes and certain other benefits, including compensation for financial and tax planning expenses incurred by Mr. Shelton and reimbursement of country club dues.

In the event of termination of Mr. Shelton’s employment as a result of disability, Mr. Shelton, or his beneficiaries, will be entitled to receive any deferred compensation provided by existing plans or arrangements, to the extent permitted by Section 409A of the Internal Revenue Code of 1986 (the “Code”), any other benefits provided by the Company’s existing plans and programs and the continuation of medical benefits until Mr. Shelton attains the age of 65. In the event of termination of Mr. Shelton’s employment as a result of his death, his beneficiaries will be entitled to receive any deferred compensation provided by existing plans or arrangements, to the extent permitted by Section 409A of the Code, any other benefits provided by the Company’s existing plans and programs and the continuation of medical benefits for three years following the date of death. The Prior Agreement provided that, in addition to the foregoing payments, Mr. Shelton, or his beneficiaries, also were entitled to receive, in the event of termination of Mr. Shelton’s employment as a result of disability, an amount equal to three times Mr. Shelton’s annual aggregate compensation and, in the case of termination of Mr. Shelton’s employment as a result of his death, an amount equal to two times Mr. Shelton’s annual aggregate compensation.

In the event of termination of Mr. Shelton’s employment (i) by the Company as a result of non–renewal of the term of the Agreement, (ii) by the Company on 30 days written notice, (iii) by Mr. Shelton at any time for Good Reason (as defined in the Agreement), (iv) by the Company for Cause (as defined in the Agreement) prior to a Change in Control (as defined in the Agreement) and Mr. Shelton reasonably demonstrates that such termination occurred at the request of a third party that has taken steps to effect a Change in Control or otherwise arose in connection with the anticipation of a Change in Control or (v) by Mr. Shelton within 18 months after a Change in Control, Mr. Shelton will be entitled to receive a lump sum payment equal to, in the case of termination pursuant to clauses (i), (ii), (iii) and (iv) above, three times Mr. Shelton’s Aggregate Compensation for the calendar year preceding the calendar year in which the date of termination occurs or, in the case of termination pursuant to clause (v) above, three times Mr. Shelton’s Change in Control Aggregate Compensation, and, in each case, any deferred compensation provided by existing plans or arrangements, to the extent permitted by Section 409A of the Code, any other benefits provided by the Company’s existing plans and programs and the continuation of medical benefits for three years following the date of termination. “Aggregate Compensation” is defined in the Agreement as base salary and target incentive bonus. “Change in Control Aggregate Compensation” is defined in the Agreement as base salary and the higher of (A) the highest incentive bonus earned during any of the three calendar years prior to the calendar year in which the Change in Control occurs and (B) the target incentive bonus for the calendar year in which the Change in Control occurs. If Mr. Shelton’s employment is terminated by the Company for Cause or by Mr. Shelton as a result of non–renewal of the term of the Agreement, Mr. Shelton will be entitled to any deferred compensation provided by existing plans or arrangements, to the extent permitted by Section 409A of the Code, any other benefits provided by the Company’s existing plans and programs and health insurance benefits for Mr. Shelton and his family at his expense as provided by law. If Mr. Shelton’s employment is terminated by the Company for Cause or by

Mr. Shelton as a result of non–renewal of the term of the Agreement, Mr. Shelton’s equity-based compensation awards will be exercisable and subject to vesting as provided in the Company’s 1999 Long–Term Incentive Plan, as amended, and the applicable agreements governing such awards. If Mr. Shelton’s employment is terminated for any other reason, Mr. Shelton’s equity-based compensation awards will be exercisable for two years following the date of termination, subject to applicable regulatory requirements or requirements of any stock exchange on which any of the Company’s securities may be traded.

In addition, provided that Mr. Shelton provides 90 days of transition assistance following a Change in Control, he will be entitled to receive certain “gross up” payments to offset any excise tax imposed by Section 4999 of the Code on any payment or distribution by the Company to or for his benefit, including under any stock option, restricted stock or other agreement, plan or program. Mr. Shelton did not have the right to such “gross up” payments under the Prior Agreement.

During the term of Mr. Shelton’s employment and for three years following the date of termination of employment for any reason, Mr. Shelton may not, directly or indirectly, act as an executive, employee, consultant, agent or representative for any company that is engaged in any business conducted by the Company as of the date of termination in any geographic area in which the Company is then conducting such business.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Triad Hospitals, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIAD HOSPITALS, INC.

By:	/s/ Rebecca Hurley
Rebecca Hurley
Senior Vice President and General Counsel

Date: December 20, 2006